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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 10, 1997

                               ANDOVER TOGS, INC.
               (Exact Name of Registrant as Specified in Charter)


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
           DELAWARE                            0-14674                             13-5677957
(State or Other Jurisdiction of       (Commission File Number)        (I.R.S. Employer Identification Number)
        Incorporation)
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                                  1333 BROADWAY
                            NEW YORK, NEW YORK 10018
               (Address of Principal Executive Offices) (Zip Code)




    Registrant's telephone number, including area code       212-244-0700






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ITEM 3.        BANKRUPTCY OR RECEIVERSHIP


THE ORDER

        On January 30, 1997, Andover Togs, Inc., a Delaware corporation, (the "Registrant"), together with its wholly-owned subsidiaries, Springdale Fashions, Inc., a Delaware corporation, Tortoni Manufacturing Corp., a Delaware corporation, and Stonehenge Financial Corp., a New York corporation, (collectively, the "Debtors") filed a Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the "Plan"). On April 10, 1997, an order confirming the Plan was entered by the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). A copy of the Plan is attached hereto as Exhibit 16 to this Current Report on Form 8-K.

MATERIAL FEATURES OF THE PLAN

        Capitalized terms used herein shall have the same meaning ascribed to such terms in the Plan. Under the Plan, distribution to claimants will provide for a 100% recovery, including an initial distribution of Cash and the remainder to be paid, with interest, pursuant to a note over five (5) years. A claimant will receive a distribution only if it is the holder of an Allowed Claim. The Plan classifies Claims and Equity Interests into 5 classes, according different treatment and priority to each classification. It also provides for payment of Administrative Expense Claims and Priority Tax Claims. The distributions to holders of claims are classified in the following manner and will be paid in the following order:

        A.     ADMINISTRATIVE EXPENSE CLAIMS

               Administrative Expense Claims are claims constituting a cost or expense of administration of the Chapter 11 proceedings. Under the Plan, such claims will be paid in full, in Cash, on the later of the Effective Date or the date such claims become Allowed Administrative Expense Claims or as soon thereafter as practicable. It is estimated that Administrative Expense Claims at the Effective Date shall be $1,685,000.


        B.     PRIORITY TAX CLAIMS

               Priority Tax Claims are those claims for taxes entitled to priority in payment under Section 507(a)(7) of the Bankruptcy Code. Unless otherwise agreed by the holder of any Allowed Priority Tax Claim, the Plan provides that each holder shall receive, at the Debtors' option, either (i) Cash in an amount equal to such Allowed Claim, or
        (ii) equal annual Cash payments, in an aggregate amount equal to such Allowed Claim plus interest at 6% per annum paid over a

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        period no longer than six (6) years from the date of  assessment of such
        Allowed Claim or upon such other terms determined by the Bankruptcy Court. The Debtors anticipate that the amount of Allowed Priority Tax Claims will be approximately $69,150.


        C.     CLASS 1 (UNSECURED PRIORITY CLAIMS)

               Unsecured Priority Claims are Claims (other than Administrative Expense Claims and Priority Tax Claims) which include unsecured claims for accrued employee compensation earned within 90 days prior to the commencement of the Chapter 11 proceedings to the extent of $4,000 per employee, and contributions to employee benefit plans arising from services rendered within 180 days prior to the commencement of the Chapter 11 proceedings, up to a maximum of $4,000 per employee. Such Claims will be paid in full, in Cash, on the later of the Effective Date and the date on which such claims become Allowed Claims, or as soon thereafter as practicable. The Debtors estimate that the amount of Allowed Unsecured Priority Claims will not exceed $140,000.


        D.     CLASS 2 (CONVENIENCE CLAIMS)

               Convenience Claims consist of Allowed General Unsecured Claims (as such term is defined in the Plan) of $2,000 or less. Each claimant will receive payment in Cash in an amount equal to its Allowed Claim, up to $2,000, on the later of the Effective Date and the date on which such claims become Allowed Claims, or as soon thereafter as practicable. The Debtors estimate that the amount of Allowed Convenience Claims will not exceed $163,000.


        E.     CLASS 3 (FIRST NATIONAL BANK OF SCOTTSBORO SECURED CLAIMS)

               First National will receive the following in respect of its Allowed Secured Claims: (i) a promissory note in the principal amount of its Allowed Secured Claim, which note will mature within 4 years from the Effective Date, and will bear interest at 8.25% per annum from the Effective Date to the Maturity Date and is secured by a first lien on the equipment which secures the Old First National Note and (ii) Cash as soon as practicable after the Effective Date in the amount of all accrued and unpaid interest on the Old First National Note from the Filing Date through the Effective Date. Payments on the promissory note will commence on June 30, 1997 and will be payable in 16 equal quarterly installments. The principal amount of the promissory note will be $205,090.



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        F.     CLASS 4 (GENERAL UNSECURED CLAIMS)

               The Debtors estimate, and it is a condition to the occurrence of the Effective Date, that the aggregate amount of all Allowed and Disputed General Unsecured Claims on the Effective Date will not exceed $5.5 million. This class includes the deficiency claims, if any, of undersecured creditors.

               On the Effective Date, or as soon thereafter as practicable, the Debtors shall distribute to each holder of an Allowed Class 4 Claim the following: (i) a Pro Rata Share (which determination shall include consideration of all Disputed General Unsecured Claims) of the Class 4 Cash (estimated at approximately $786,000 in Cash) and (ii) a Note in the principal amount equal to the balance of such claimant's Allowed Class 4 Claim, provided that the principal amount of the Note or Notes and Cash together shall not exceed the principal amount of such holder's General Unsecured Claims. Each note will bear interest on the unpaid principal balance thereof at the rate of 6% per annum from the Effective Date to the Maturity Date. Each Note shall be payable as follows:

               (i) quarterly installments of principal and interest commencing on June 30, 1997 based on a ten-year amortization schedule with the balance payable on the fifth anniversary of the Effective Date; and

               (ii) payments in Cash made out of 50% of the Debtors' Excess Cash Flow for each fiscal year commencing on the last day of March 1998 in respect of Excess Cash Flow, if any, for fiscal year 1997 and on the last day of March each year thereafter through the Maturity Date and shall be applied to the principal balance from time to time outstanding on the Notes in the inverse order of maturity; and

               (iii) payments in an amount equal to the unpaid principal balance, if any, of the Notes due on the Maturity Date.

        The Notes will be secured by a second lien on the assets of the Debtors which will secure the Exit Financing Facility, which collateral will be administered by the Collateral Trustee. It is anticipated that holders of Allowed General Unsecured Claims will receive the Cash and Notes in a principal amount equal to 100% of their Allowed General Unsecured Claims, on the condition that the total amount of all Allowed and Disputed General Unsecured Claims will not exceed $5.5 million on the Effective Date.

        The rights of the holders of the Notes will be governed by the Note Agreement and subject to the terms of the Intercreditor Agreement. It is anticipated that the Trustee for the

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Notes will be a bank, financial institution,  trust company or individual, which regularly acts as a corporate trustee.

        G.     CLASS 5 (EQUITY INTERESTS)

               Under the Plan, Equity Interests are unimpaired by the Plan and on the Effective Date, the holders of Equity Interests, including the holders of outstanding Andover Common Stock and options to purchase Andover Common Stock, will retain their ownership of such interests.


ASSETS AND LIABILITIES OF THE REGISTRANT

        Information as to the assets and liabilities of the Registrant at February 28, 1997 is set forth below in the form as filed by the Registrant with the U.S. Bankruptcy Court.



                     STATEMENT OF ASSETS & LIABILITIES AS OF
                                FEBRUARY 28, 1997





ASSETS                                        FEBRUARY 28, 1997

Cash                                                $ 4,976,577
Accounts Receivable - Net                             2,366,250
Inventory                                             2,719,670
Prepaid Expenses and Other Current Assets               254,357

CURRENT ASSETS                                       10,316,854
Property, Plant & Equipment                           3,013,399
Assets Held For Sale (Note 4)                           183,048
Other Assets                                             69,313
TOTAL ASSETS                                        $13,582,614





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LIABILITIES                                     FEBRUARY 28, 1997

DIP Facility (Note 3)                                        $0
Accounts Payable                                        300,062
Other Accrued Expenses                                2,460,302
                                                      ---------
Contingent Liabilities (Note 5)                       2,760,364
Other Liabilities                                       131,120
Pre-Petition Liabilities Subject to
Compromise (Notes 6)                                  5,940,454
                  -                                   ---------

TOTAL LIABILITIES                                    $8,831,938

EQUITY
                                                     ----------

Common Stock                                           $465,549
Paid in Capital                                      11,154,172
Deficit                                              (6,228,571)
Treasury Stock                                         (640,474)
                                                      ---------

TOTAL EQUITY                                          4,750,676
                                                      ---------

TOTAL LIABILITIES & EQUITY                          $13,582,614
                                                    ===========


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1.      SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

        GENERAL - Andover Togs, Inc. ("Andover") and its wholly-owned subsidiaries, Springdale Fashions, Inc. ("Springdale") and Tortoni
        Manufacturing Corporation ("Tortoni") are engaged in the design, manufacture, import and sale of active sportswear primarily for infants, toddlers, and children, principally to national retail stores.

        Andover is headquartered in New York with manufacturing facilities located in Alabama, North Carolina and the Dominican Republic.

        Basis of Presentation - The consolidated statement of assets and liabilities as of February 28, 1997 includes the accounts of
        Andover and its wholly-owned subsidiaries, Springdale, Tortoni, and Stonehenge Financial Corporation ("Stonehenge"), each of which are Chapter 11 Debtors (collectively, the "Debtors"). All material intercompany transactions and balances have been eliminated.

        Use of Estimates - The preparation of the statement of assets and liabilities as of February 28, 1997 in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities during the reporting period. Actual results could differ from those estimates.

        Inventories - Inventories are stated at lower of cost or market. Cost is determined on a first-in, first-out basis.

        Property, Plant and Equipment - Property, plant and equipment is stated at cost less accumulated depreciation - and amortization. Depreciation and amortization are provided by the straight-line method over the following estimated useful lives:

                                          Years
        Buildings                         30 - 31.5
        Machinery and equipment            3 - 10
        Leasehold improvements            Lesser of useful life or lease term

2. Consolidated Presentation - The Debtors' statement of assets and liabilities as of February 28, 1997 has been presented on a consolidated basis since Andover maintains all sales and relationships with the customers. All operating costs and carrying costs of the Debtors are on the books of Andover.

3. Dip Facility - On September 19, 1996 the debtors signed an agreement to obtain debtor-in-possession financing from the CIT Group/Commercial Services, Inc. for a two year $15 million revolving credit facility.

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4.      ASSETS HELD FOR SALE - This  represents  property,  plant and  equipment segregated and held for sale.

5. Contingent Liabilities - At February 28, 1997, Andover was contingently liable for standby letters of credit of $610,000.

6. Commitments - Effective September 15, 1996, the Company negotiated a new lease for its executive office and showroom located in New York. The new lease expires December 31, 2001, and provides for minimum annual rental payments ranging from approximately $224,680 to $267,104.


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ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (C)  EXHIBITS

        Exhibit No.                 Description

        16 Debtors' Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated January 30, 1997.


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                                          SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   ANDOVER TOGS, INC.
                                                   (Registrant)


April 25, 1997
                                                   By: /s/ William L. Cohen
                                                      -----------------------
                                                      William L. Cohen,
                                                      Chairman, President and
                                                      Chief Executive Officer


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